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                                                                       EXHIBIT 5


                                December 18, 1998



AboveNet Communications Inc.
50 W. San Fernando Street
Suite #1010
San Jose, CA  95113

               Re: AboveNet Communications Inc. (the "Company") Registration Statement for an aggregate of 3,700,789 Shares of Common Stock

Ladies and Gentlemen:

        We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 1,562,500 shares of Common Stock available for issuance under the Company's 1998 Stock Incentive Plan, (ii) 156,250 shares of Common Stock available for issuance under the Company's 1998 Employee Stock Purchase Plan, (iii) 1,433,159 shares of Common Stock available for issuance under the Company's 1997 Stock Plan and the Company's 1996 Stock Option Plan, (iv) 56,875 shares of Common Stock available for issuance under the Shares Acquired Under the Written Compensation Agreement with Sherman Tuan and
(v) 492,005 shares of Common Stock available for issuance under the Shares and Options Granted Under the Written Compensation Agreement with Warren J. Kaplan. We advise you that, in our opinion, when such shares have been issued and sold under the applicable provisions of the 1998 Stock Incentive Plan, the Company's 1998 Employee Stock Purchase Plan, the Company's 1997 Stock Plan, the Company's 1996 Stock Option Plan, the Written Compensation Agreement with Sherman Tuan, the Written Compensation Agreement with Warren J. Kaplan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of AboveNet Communications Inc.'s Common Stock.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,


                                    /s/  GUNDERSON DETTMER STOUGH VILLENEUVE
                                    FRANKLIN & HACHIGIAN, LLP
                                    --------------------------------------------
                                    Gunderson Dettmer Stough Villeneuve Franklin
                                    & Hachigian, LLP